                                  SCHEDULE 14A
                                  Rule 14a-101
                     Information Required in Proxy Statement

                            Schedule 14A Information

     Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by the Registrant                                 X
                                                      ----

Filed by a party other than the Registrant
                                                      ----

Check the appropriate box:

 X       Preliminary Proxy
____     Confidential for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
____     Definitive Proxy Statement
____     Definitive Additional Materials
____     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

____     No fee required
____     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

____     Fees paid previously with preliminary materials

____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                                 AMERICAN EQUITY
                         Investment Life Holding Company

                  --------------------------------------------
                         5000 Westown Parkway, Suite 440
                           West Des Moines, Iowa 50266
                  --------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 22, 2000

     The Annual Meeting of Stockholders of American Equity Investment Life Holding Company will be held at the Company's executive offices, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, on Thursday, June 22, 2000 at 3:30 p.m., local time, for the following purposes:

1. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation to create a classified Board of Directors with staggered three-year terms.

2.   To elect a total of nine (9) Directors:

     a. Three of whom will be Class I Directors to hold office for a term of one year and until their successors are elected and qualified.

     b. Three of whom will be Class II Directors to hold office for a term of two years and until their successors are elected and qualified.

     c. Three of whom will be Class III Directors to hold office for a term of three years and until their successors are elected and qualified.

3. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 25,000,000 to 75,000,000.

4.   To consider and vote upon the 2000 Employee Stock Option Plan.

5.   To consider and vote upon the 2000 Director Stock Option Plan.

6. To consider and vote upon the ratification of the appointment of Ernst & Young, LLP as independent auditors for 2000.

7. Transact such other business that may properly come before the meeting or any adjournment thereof.

     If Proposal 1 to create a classified Board of Directors is not approved by the stockholders, any elected directors would serve a one year term and until their successors are elected and qualified

     The close of business on April 21, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

                                   By Order of the Board of Directors


West Des Moines, Iowa                      Debra J. Richardson
April 25, 2000                                 Secretary

         Please execute the enclosed proxy and return it promptly in the enclosed envelope or by fax to (515) 221-9989. If you attend the meeting you may vote either in person or through your proxy.

                                 PROXY STATEMENT

                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

                         Annual Meeting of Stockholders
                                  June 22, 2000

                  --------------------------------------------


                                TABLE OF CONTENTS

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION..........................-2-
  General Information......................................................-2-
  Voting   ................................................................-2-

PROPOSALS TO BE VOTED UPON  ...............................................-3-

  Proposal 1 - Amendment to the Articles of Incorporation  -
                 Classified Board of Directors  ...........................-3-
  Proposal 2 - Election of Directors.......................................-3-
  Proposal 3 - Amendment to the Articles of Incorporation -
                 Increase the Number of Authorized Common Shares
                 to 75,000,000 ............................................-6-
  Proposal 4 - Approval of 2000 Employee Stock Option Plan ................-7-
  Proposal 5 - Approval of 2000 Director Stock Option Plan.................-9-
  Proposal 6 - Appointment of Independent Auditors........................-11-

INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS.............-11-

  Security Ownership of Management and Certain Beneficial Owners..........-11-
  Compensation of the Board of Directors..................................-12-
  Meetings and Committees of the Board of Directors.......................-12-
  Executive Officers......................................................-13-
  Executive Compensation..................................................-14-
  Compensation Committee Report...........................................-16-
  Certain Relationships and Related Party Transactions....................-17-
  Section 16(a) Beneficial Ownership Reporting Compliance.................-18-
  No Public Market for Shares.............................................-18-

OTHER INFORMATION.........................................................-19-
  Stockholder Proposals for the 2001 Annual Meeting.......................-19-
  Annual Report on Form 10-K..............................................-19-
  Annual Report to Stockholders...........................................-19-

                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General Information

     This Proxy Statement is furnished to the stockholders of American Equity Investment Life Holding Company, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266 (referred to in this Proxy Statement as the "Company" or as "we," "our" or "us"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 22, 2000, at the time and place shown in the Notice of Annual Meeting of Stockholders, and at any adjournment thereof.

     We will bear all expenses in connection with this solicitation. Proxies may be solicited by the Board of Directors or management personally, by telephone or by facsimile.

     This Proxy Statement is first being mailed on or about April 25, 2000.

Voting

     Only stockholders of record as of the close of business on April 21, 2000, will be entitled to the notice of and to vote at the meeting. We have a single class of voting common stock, $1 par value per share ("Common Stock"), of which 4,712,510 shares were outstanding and entitled to vote on such date. Each share is entitled to one vote.

     If the enclosed proxy is properly executed and returned in time, it will be voted at the meeting in accordance with the instructions contained therein. If no direction is given, proxies will be voted in favor of the six proposals described in this Proxy Statement. Any stockholder furnishing a proxy may revoke it at any time before it is properly voted either by attending the meeting and voting in person or by delivering written notice of revocation or later dated proxy to the Secretary.

     We know of no business that has been properly proposed or will be presented for consideration at the meeting other than that stated in the Notice of Annual Meeting of Stockholders. Should any additional business come before the meeting it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons named in the proxy.

     Shares present in person or represented by proxy at the meeting will be tabulated for determination of whether or not a quorum is present. A quorum will be present if a majority of the votes entitled to be cast on a matter are represented for any purpose at the meeting. Votes withheld for any director and abstentions represented at the meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any other matter to come before the meeting and will not affect the outcome of any other matter.

     If a quorum exists, the (i) directors will be elected by a majority of the votes cast by the shares entitled to vote in the election; (ii) amendments to our Articles of Incorporation will be approved if favorable votes are cast by a majority of the outstanding shares; and (iii) action on other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action.

     The Board of Directors unanimously recommends that you vote FOR the five proposals described in this Proxy Statement.

                           PROPOSALS TO BE VOTED UPON

                                   Proposal 1
                  Amendment to the Articles of Incorporation -
                          Classified Board of Directors

     Our Board of Directors (the "Board") has unanimously approved and recommended that the stockholders approve an amendment to our Articles of Incorporation to create a classified board consisting of three classes of directors with staggered three-year terms of office. Iowa law permits us to include a provision in our Articles of Incorporation establishing a classified board of directors with staggered terms. If no such provision appears in the Articles, then Iowa law states that all directors serve for a term of one year and until their successors are duly elected and qualified.

     Under the proposed amendment, the Board would be divided into three classes, and each class would include three directors. One class would hold office initially for a term expiring at the 2001 Annual Meeting; one class would hold office initially for a term expiring at the 2002 Annual Meeting; and the other class would hold office initially for a term expiring at the 2003 Annual Meeting. At each annual meeting following this initial classification and election, the successors to the each class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election, and until their successors have been duly elected and qualified. Under Iowa law, directors chosen to fill vacancies on the classified board would hold office until the next stockholders meeting at which directors were elected, even if a new director was filling a term with more than one year remaining to be served.

     If this proposal is adopted, the election of board members on a staggered basis would be required at every election of directors. Because only three of nine directors could be replaced at any one time, the adoption of this proposal may act as an anti-takeover measure. If this proposal is not adopted by the stockholders, all nine nominees will be elected to serve a one-year term until our 2001 Annual Meeting. Our Articles of Incorporation do not authorize cumulative voting for directors and the proposed amendment would not change the requirement that any director standing for election must be elected by a majority of the shares entitled to vote on such election.

     A copy of the proposed amendment to the Articles of Incorporation is attached to this Proxy Statement as Appendix A.

     The Board of Directors unanimously recommends that you vote FOR Proposal 1 to establish a classified board with staggered three-year terms for directors.

                                   Proposal 2
                              Election of Directors

     The Board of Directors presently consists of nine members. If Proposal 1 for the establishment of a classified board of directors with staggered three-year terms is approved by the stockholders, then the Board will consist of three Class I directors (whose term expires in 2001), three Class II directors (whose term expires in 2002) and three Class III directors (whose term expires in 2003). If Proposal 1 is not approved, then all nine directors will be elected to serve a one-year term.

     The Board of Directors anticipates that all nominees will be able to serve on the Board. In the event any nominee should be unable to do so, proxies will be voted for such substitute nominee as the Board of Directors in its discretion may recommend. Proxies will be voted for the election of the nominees unless the stockholder giving the proxy withholds such authority.

     The Board of Directors unanimously recommends that you vote FOR the nominees listed below.

Nominees for Class I Director

The following individuals have been nominated by the Board as Class I directors whose terms will expire at the annual meeting to be held in 2001:

     John C. Anderson is a member of the Southbrooke Health Center, Pell City, Alabama, where he has practiced chiropractic medicine since 1990, and is the Associate Medical Director for American Equity Investment Life Insurance Company ("our life subsidiary"). Dr. Anderson is on the staff at St. Clair Regional Hospital, and has served on the Physician Advisory Committee for Blue Cross/Blue Shield of Alabama. Dr. Anderson holds a certification in disability and impairment rating, and is a member of the Academy of MUA Physicians and the American Academy of Pain Management. Dr. Anderson is Mr. Noble's son-in-law.

     Director since 1998. Age 36.

     Robert L. Hilton served as Executive Vice President of Insurance Data Resources Statistical Services, Inc., Boca Raton, Florida from 1997 until December 1999. From 1992 to 1996, he served as President of TIDE Consulting Co., Destin, Florida. Mr. Hilton is a former Director of The Statesman Group, Inc. ("Statesman") and served for over 40 years as Senior Vice President of the National Council of Compensation Insurance, Boca Raton, Florida.

     Director since 1996. Age 71.
     Member: Compensation Committee

     John M. Matovina is a private investor and has been a financial consultant to the Company since 1997. From November 1983 through November 1996, he was a senior financial officer of Statesman and many of its subsidiaries and prior to Statesman's acquisition in September 1994, he served as Statesman's Chief Financial Officer, Treasurer and Secretary. Mr. Matovina is a certified public accountant and has over 13 years experience as a financial officer in the insurance industry.

     Director since 2000. Age: 45
     Member: Audit Committee

Nominees for Class II Director

The following individuals have been nominated by the Board as Class II directors whose terms will expire at the annual meeting to be held in 2002:

     James M. Gerlach has served as Executive Vice President since 1997 and as a Director, Executive Vice President and Chief Marketing Officer of our life subsidiary since 1996. Prior to joining the Company, Mr. Gerlach served as Executive Vice President and Secretary of American Life and Casualty Insurance Company ("American Life"), a subsidiary of Statesman and as Executive Vice President and Treasurer of Vulcan Life Insurance Company, a subsidiary of American Life. Mr. Gerlach has been active in the insurance industry for over 35 years.

     Director since 1996. Age 57.
     Member: Executive and Investment Committees

     Ben T. Morris has served as President and Chief Executive Officer of Sanders Morris Harris (formerly Sanders Morris Mundy) since July 1996, and has served as Director of Pinnacle Global Group, a financial services and investment banking firm, since Pinnacle acquired Sanders Morris Harris in February 2000. Mr. Morris is also a Director of Capital Title Group.

     Director since 1997. Age 54.

     David S. Mulcahy is an active investor in private companies, and since 1987 has been the chairman of Monarch Manufacturing Company, Waukee, Iowa. Mr. Mulcahy also serves as a Director of our life subsidiary. He is a certified public accountant who acted as the senior tax partner for Ernst & Young LLP, where he was employed from 1976 through 1994.

     Director since 1996. Age 47.
     Member: Audit Committee

Nominees for Class III Director

The following individuals have been nominated by the Board as Class III directors whose terms will expire at the annual meeting to be held in 2003:

     D. J. Noble has served as Chairman, President and Treasurer of the Company and as Chairman and President of our life subsidiary since their formation in 1995. Mr. Noble was Chief Executive Officer of Statesman from 1982 through 1994 and was a Director of Statesman (from 1975) and its President (from 1979) until he left to form the Company at the end of 1995. Mr. Noble has been active in the insurance industry for over 45 years. Mr. Noble is also a Director of Twenty Services, Inc. ("Twenty").

     Director since 1995. Age 68.
     Member: Executive and Investment Committees.

     A. J. Strickland III has been a Professor at the University of Alabama School of Business since 1968. Dr. Strickland is also a Director of Twenty and a former Director of Statesman.

     Director since 1996. Age 58.
     Member: Compensation Committee

     Harley A. Whitfield is an attorney who is of counsel to Whitfield & Eddy, P.L.C., Des Moines, Iowa. Mr. Whitfield was a partner with Whitfield & Eddy, P.L.C. from 1956 through 1994. Mr. Whitfield served as general corporate counsel for Statesman for over 30 years.

     Director since 1996. Age 69.
     Member: Compensation and Audit Committees

                                   Proposal 3
                  Amendment to the Articles of Incorporation -
          Increase the Number of Authorized Common Shares to 75,000,000

     The Board of Directors has unanimously approved and recommended that the stockholders approve an amendment to Article IV of our Articles of Incorporation ("Articles") to increase the number of shares of our authorized Common Stock, par value $1 per share, from 25,000,000 shares to 75,000,000 shares. The text of the proposed amendment is attached hereto as Appendix B and the following summary is qualified in its entirety by reference to such text.

     At April 21, 2000, we had 4,712,510 shares of Common Stock issued and outstanding, and an aggregate of 3,715,370 shares of Common Stock reserved for issuance in connection with certain outstanding plans and agreements, including:
(i) up to 391,675 shares issuable to employees in connection with the 1996 Stock Option Plan (of which options representing 343,945 shares have been granted and are outstanding); (ii) warrants to purchase up to 148,250 shares; (iii) 96,060 shares potentially issuable under deferred compensation agreements with certain officers, directors and consultants; (iv) 209,588 shares potentially distributable under deferred compensation plans with certain agents; (v) 719,125 shares issuable to certain officers and directors in connection with management subscription rights granted in December, 1997; (vi) 625,000 shares issuable upon the conversion of the shares of our 1998 Series A Participating Preferred Stock;
(vii) 865,672 shares issuable upon the conversion of the shares of the 8% Convertible Trust Preferred Securities issued by one of our subsidiary trusts;
(viii) up to 600,000 shares issuable in connection with the 2000 Employee Stock Option Plan (if approved by the stockholders - see Proposal 4 below); and (ix) up to 75,000 shares issuable in connection with the 2000 Director Stock Option Plan (if approved by the stockholders - see Proposal 5 below).

     In the meeting of the Board of Directors to be held on May 5, 2000, the Board will consider and act upon a three-for-one stock split of our Common Stock to be effected in the form of a stock dividend. This dividend was tentatively approved in the meeting of the Board of Directors held on February 28, 2000, subject to final approval at the upcoming meeting. This stock split would result in the issuance of two additional shares to all holders of record on the date established by the Board. It would also result in pro rata adjustments to the number of shares of Common Stock subject to outstanding options, warrants, management subscription rights and shares issuable upon conversion of convertible shares. If such a stock split is approved by the Board , the total number of shares outstanding after distribution of the stock dividend would be 14,137,530, and the total number of shares reserved for issuance under the plans and agreements described above would be 11,146,110.

     The proposed increase in the authorized Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized unissued shares is available for general corporate needs, as well as for such purposes as raising additional capital for the operations of the Company, or the financing of the acquisition of other insurance business or companies. Except for the stock split described in the preceding paragraph, there are currently no arrangements relating to the issuance of any additional shares of Common Stock proposed to be authorized. Such shares would be available for issuance without further action by the shareholders, unless required by applicable law.

     The Board of Directors unanimously recommends that you vote FOR Proposal 3 to increase the number of authorized shares of Common Stock to 75,000,000.

                                   Proposal 4
                   Approval of 2000 Employee Stock Option Plan

     The Compensation Committee reviewed our 1996 Stock Option Plan and concluded that the number of shares authorized and available for grant under that Plan is now insufficient to provide flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve Company objectives. The Compensation Committee and the Board of Directors believe that stock-based incentive compensation, particularly through the award of stock options, is a key element of officer and employee compensation. Stock-based compensation advances the interests of the Company by encouraging and providing for the acquisition of equity interests in the Company by officers and employees, thereby providing substantial motivation for superior performance and more fully aligning their interests with stockholders.

     In order to provide greater flexibility to adapt to changing economic and competitive conditions, and to implement long range goals and expansion plans through stock-based compensation strategies that will attract and retain those employees who are important to our long term success, the Compensation Committee has recommended to the Board of Directors and the Board of Directors approved the 2000 Employee Stock Option Plan, subject to stockholder approval.

Summary of Material Provisions

     The following is a summary of certain provisions of the 2000 Employee Stock Option Plan. The complete text of the 2000 Employee Stock Option Plan is attached as Appendix C to this Proxy Statement and is incorporated herein by reference.

     The 2000 Employee Stock Option Plan provides for the issuance of options to purchase a maximum of 600,000 shares of Common Stock or 12.7% of the 4,712,510 shares of Common Stock outstanding on the record date, to our employees. If the three-for-one stock split described under Proposal 3 above is authorized by the Board of Directors at its May 5, 2000 meeting, then the number of shares which could be purchased under the 2000 Employee Stock Option Plan would be adjusted to a maximum of 1,800,000. If the 2000 Employee Stock Option Plan is approved by the stockholders, no further options will be granted under the 1996 Stock Option Plan after June 30, 2000. Options granted under the 2000 Employee Stock Option Plan may be exercised for a period of no more than ten years from the date of grant. Unless sooner terminated by the Board of Directors, the 2000 Employee Stock Option Plan will terminate on June 30, 2010 and no additional awards may be made under the 2000 Employee Stock Option Plan after that date.

     Options granted under the 2000 Employee Stock Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options, and entitle the optionee, upon exercise, to purchase shares of Common Stock from the Company at a specified exercise price per share. Incentive stock options must have a per share exercise price of no less than the fair market value of a share of Common Stock on the date of grant or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of a share of Common Stock on the date of the grant. Non-qualified stock options granted under the 2000 Employee Stock Option Plan must have a per share exercise price of no less than the fair market value of a share of Common Stock on the date of the grant. Options are not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee's lifetime only by the optionee.

     The Compensation Committee will administer the 2000 Employee Stock Option Plan and has the authority, subject to the provisions of the 2000 Employee Stock Option Plan, to determine who will receive awards under the 2000 Employee Stock Option Plan and the terms of such awards. The maximum number of shares which may be granted to any employee many one year is 75,000 (subject to adjustment to reflect the effect of a stock split, stock dividend or similar event). The Compensation Committee has the authority to determine whether to include a vesting schedule for any option grant; provided, that in the absence of such a schedule, all options vest six months after the date of grant. The Compensation Committee has the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. However, without the approval of the Company's stockholders, and except in connection with a stock split, stock dividend or similar event, the Compensation Committee will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

     The Compensation Committee may provide that the exercise price of an option may be paid in cash, Common Stock or by a promissory note. The Compensation Committee may also permit a "cashless exercise" arrangement whereby an optionee delivers an exercise notice and irrevocable instructions to an approved registered broker to sell shares and deliver the exercise price in cash to the Company. Applicable law imposes certain requirements on options granted under the 2000 Employee Stock Option Plan including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the Common Stock at the time of grant, and that the plan must be approved by the stockholders and a majority of the Company's directors who are not interested persons.

     In the event of a change of control the Company, or upon the death or disability of the optionee, any outstanding options under the 2000 Employee Stock Option Plan will be immediately fully exercisable by an optionee or his designated beneficiary. A change of control includes the acquisition by any person of more than 20% of the outstanding voting stock of the Company, the election of two or more directors in opposition to the director nominees proposed by management, the transfer of all or substantially all of the assets of the Company, or a merger or share exchange in which the Company is not the surviving corporation.

     The 2000 Employee Stock Option Plan may be amended by the Board of Directors, except that the Board may not (i) change any option previously made under the 2000 Employee Stock Option Plan in a manner which would impair the recipients' rights without their consent, or (ii) amend the 2000 Employee Stock Option Plan without approval of the Company's stockholders, if required by law.

     The following is a brief summary of the federal income tax aspects of stock options which could be granted under the 2000 Employee Stock Option Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         1. Incentive Stock Options (ISOs). No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise. If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally:
(i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     2. Non-qualified Stock Options. With respect to non-qualified stock options: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

2000 Employee Stock Option Plan Benefits

     The Compensation Committee has discretion to determine the number of options which may be granted from time to time to executive officers and other employees. No such determinations have been made at this time. It is expected that the Compensation Committee will make awards to executive officers and other employees under the 2000 Employee Option Plan after the plan has been approved by the our stockholders.

     The Board of Directors unanimously recommends that you vote FOR approval of the 2000 Employee Stock Option Plan.

                                   Proposal 5
                   Approval of 2000 Director Stock Option Plan

     The Board of Directors has approved the 2000 Director Stock Option Plan, subject to stockholder approval. The plan is intended to benefit the Company and its stockholders by enhancing the Company's ability to attract and retain the services of experienced and highly qualified non-employee Directors and to increase their long-term financial stake in the Company's continued success.

Summary of Material Provisions

     The following is a summary of certain provisions of the 2000 Director Stock Option Plan. The complete text of the 2000 Director Stock Option Plan is attached as Appendix D to this Proxy Statement and is incorporated herein by reference.

     The 2000 Director Stock Option Plan provides for the issuance of options to purchase a maximum of 75,000 shares of Common Stock or 1.3% of the 4,712,510 shares of Common Stock outstanding on the record date, to non-employee directors of the Company. If the three-for-one stock split described under Proposal 3 above is authorized by the Board of Directors at its May 5, 2000 meeting, then the number of shares which could be purchased under the 2000 Director Stock Option Plan would be adjusted to a maximum of 225,000. Options granted under the 2000 Director Stock Option Plan may be exercised for a period of no more than ten years from the date of grant. Unless sooner terminated by the Company's Board of Directors, the 2000 Director Stock Option Plan will terminate on June 30, 2010 and no additional awards may be made under the 2000 Director Stock Option Plan after that date.

     Options granted under the 2000 Director Stock Option Plan will be non-qualified stock options under the Code and entitle the optionee, upon exercise, to purchase shares of Common Stock from the Company at an exercise price per share no less than the fair market value of a share of Common Stock on the date of the grant. Options will not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee's lifetime only by the optionee.

     The Board of Directors will administer the 2000 Director Stock Option Plan and have the authority, subject to the provisions of the 2000 Director Stock Option Plan, to determine who will receive awards under the 2000 Director Stock Option Plan and the terms of such awards. The maximum number of shares which may be granted to any Director in any one year is 3,500 (subject to adjustment to reflect the effect of a stock split, stock dividend or similar event). The Board has the authority to determine whether to include a vesting schedule for any option grant; provided, that in the absence of such a schedule, all options vest six months after the date of grant. The Board has the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, dividends, distributions and recapitalizations. However, without the approval of the Company's stockholders, and except in connection with a stock split, stock dividend or similar event, the Board will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

     Applicable laws impose certain requirements on options granted under the 2000 Director Stock Option Plan including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the Common Stock at the time of grant and that the plan must be approved by the stockholders.

     In the event of a change of control the Company, or upon the death or disability of the optionee, any outstanding options under the 2000 Director Stock Option Plan will be immediately fully exercisable by an optionee or his designated beneficiary. A change of control includes the acquisition by any person of more than 20% of the outstanding voting stock of the Company, the election of two or more directors in opposition to the director nominees proposed by management, the transfer of all or substantially all of the assets of the Company, or a merger or share exchange in which the Company is not the surviving corporation.

     The 2000 Director Stock Option Plan may be amended by the Board of Directors, except that the Board may not (i) change any option previously made under the 2000 Director Stock Option Plan in a manner which would impair the recipients' rights without their consent, or (ii) amend the 2000 Director Stock Option Plan without approval of the Company's stockholders, if required by law.

     The following is a brief summary of the federal income tax aspects of stock options which could be granted under the 2000 Director Stock Option Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Because all options granted under the 2000 Director Stock Option Plan are non-qualified stock options, (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

     The Board of Directors unanimously recommends that you vote FOR approval of the 2000 Directors Stock Option Plan

                                   Proposal 6
                       Appointment of Independent Auditors

     The Board of Directors has appointed Ernst & Young, LLP as our independent auditors for the year 2000, subject to ratification by the stockholders. Ernst & Young has served as our independent auditors since the Company was formed in 1995. Representatives of Ernst & Young are expected to be present at the meeting and to be available to appropriate questions. If the appointment of Ernst & Young is not ratified by the stockholders, the Board of Directors may appoint other independent public accountants based upon the recommendation of the Audit Committee.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent auditors.

          INFORMATION REGARDING MANAGEMENT AND CERTAIN SECURITY HOLDERS

Security Ownership of Management and Certain Beneficial Owners

     The Company presently has 284 stockholders. The following table sets forth the beneficial ownership of our Common Stock as of March 31,2000 by: (i) each director and nominee for director of us; (ii) our chief executive officer and each of our other most highly compensated executive officers; (iii) all executive officers, directors and nominees for directors as a group; and (iv) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock.

                                                                                             Warrants, Options
                                                                Shares Beneficially         Subscription Rights
                                                                       Owned(1)             included in Number
                                                                -------------------       of Shares Beneficially
Name of Beneficial Owner                                         Number    Percent                Owned(2)
------------------------                                        ---------  --------       ----------------------
David J. Noble(3)(4)......................................      1,366,500  24.09                  960,000
James M. Gerlach(5)(6)....................................        100,000   2.09                   69,000
John C. Anderson(7).......................................          7,100    *                          -
Robert L. Hilton..........................................          1,250    *                          -
John M. Matovina(7).......................................          6,000    *                          -
Ben T. Morris(8)..........................................         13,750    *                      7,500
David S. Mulcahy (4)(5)...................................         32,000    *                     10,000
A. J. Strickland, III(6)..................................         78,000   1.64                   35,000
Harley A. Whitfield.......................................         12,000    *                      5,000
Terry A. Reimer(5)(7).....................................         99,500   2.08                   68,000
All executive officers, directors and nominees
     for directors as a group (12 persons)................      1,787,524  30.25                1,196,875

5% Owners:

Farm Bureau Life Insurance Company(4)
5400 University Avenue
 West Des Moines, Iowa 50266..............................      1,562,500  33.16

Conseco Companies
11825 North Pennsylvania Street
 Carmel, Indiana 46032....................................        456,500   9.69

     * Less than 1%.

     (1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable.

     (2) Except for Mr. Noble's stock options with respect to 320,000 shares of Common Stock, all stock options are granted pursuant to the American Equity Investment 1996 Stock Option Plan.

     (3) Includes 321,000 shares owned by Mr. Noble, 6,500 shares held in a self-directed retirement plan account and 79,000 shares owned by Twenty Services, Inc. Mr. Noble beneficially owns 53% of Twenty Services, Inc.

     (4) Of the 1,562,500 shares beneficially owned by Farm Bureau Life Insurance Company, 623,291 shares are on deposit in a voting trust which has a term of ten years ending on December 31, 2007. Under the terms of the voting trust, the voting trustees named therein control all voting rights attributable to the shares deposited in the voting trust, while Farm Bureau Life Insurance Company retains the economic rights to those shares. The voting trustees are David J. Noble, David S. Mulcahy and Debra J. Richardson, each of whom is a director or an executive officer of the Company. Each of the voting trustees disclaims any beneficial ownership with respect to these shares. Farm Bureau Life Insurance Company has a "right of first refusal" to maintain a 20% ownership interest in our issued and outstanding equity securities.

     (5) In addition to the shares reflected in this table, Mr. Gerlach and Mr. Reimer each have Deferred Compensation Agreements with us pursuant to which they will receive shares of Common Stock on a deferred payment basis for services rendered during our initial start-up period. Further, Mr. Mulcahy has a Deferred Compensation Agreement with us pursuant to which he will receive shares of Common Stock on a deferred payment basis for consulting services he provided in 1997. These shares will be issued only upon the occurrence of certain trigger events, including death, disability, retirement or board of directors action. Under their respective Deferred Compensation Agreements, Mr. Gerlach is entitled to receive 8,095 shares; Mr. Reimer is entitled to receive 6,615 shares; and Mr. Mulcahy his entitled to receive 9,375 shares.

     (6) Dr. Strickland's ownership includes 18,000 shares held by his children. Mr. Reimer's ownership interest includes 1,000 shares owned by his spouse. Mr. Gerlach's ownership interest includes 1,000 shares owned jointly with his spouse. Dr. Anderson's ownership includes 7,100 shares owned by his spouse.

     (7) Mr. Matovina's shares are held in a self-directed retirement plan account.

     (8) Does not include the warrant issued to Sanders Morris Harris (of which Mr. Morris is the chief executive officer) to acquire up to 68,250 shares at an exercise price of $12 per share. This warrant expires on April 30, 2000.

     In addition to the equity securities of the Company reflected in the table above, certain of the directors and executive officers beneficially own shares of the 8% Convertible Trust Preferred Securities issued by one of our subsidiary trusts. Messrs. Noble, Gerlach, Mulcahy and Reimer own 2,000, 1,000, 4000 and 1,000 of such securities, respectively, and the directors and executive officers as a group (12 persons) own 9,000 of such securities.

Compensation of the Board of Directors

     Each member of the Board of Directors who is not an officer of the Company receives $500 per day for attending meetings of the Board of Directors or meetings of committees of the Board of Directors, plus reimbursement of expenses for attending such meetings. If the 2000 Director Stock Option Plan described under Proposal 5 above is approved by the stockholders, Directors who are not employees could receive options to purchase shares of our Common Stock.

Meetings and Committees of the Board of Directors

     The Board of Directors met four times in 1999, and each of the Directors attended at least 75% of the meetings. We currently have four permanent board committees described below:

     The Executive Committee performs the following functions, among others: (i) except as prohibited by applicable law, exercises, between meetings of our board, all of the powers and authority of the board in our direction and management; (ii) reviews corporate matters presented, or to be presented, to our board; and(iii) makes recommendations to the board on policy matters.

     The Audit Committee, performs the following functions, among others: (i) makes recommendations to our board concerning the engagement of independent auditors; (ii) monitors and reviews the quality and activities of our independent auditors; and (iii) monitors the adequacy of our operating and internal controls as reported by management and the independent auditors.

     The Compensation Committee performs the following functions, among others:
(i) reviews salary, benefits and other compensation of our chief executive officer; (ii) makes recommendations to our board regarding the salary benefits and other compensation of our chief executive officer; and (iii) administers our employee stock option plan.

     The Investment Committee performs the following functions, among others:
(i) manages our assets and liabilities; (ii) makes recommendations to our board regarding investment policy; and (iii) reviews procedures and practices relating to our investment activities.

     These committees are comprised of the following members and held the following number of meetings in 1999:


Committee:                   Members:                      1999 Meetings:

Executive                    Noble                                   12
                             Gerlach



Audit                        Mulcahy                                 4
                             Whitfield
                             Matovina

Compensation                 Hilton                                  4
                             Strickland
                             Whitfield

Investment                   Noble                                   12
                             Gerlach

     Except for Mr. Matovina, each of the other committee members attended at least 75% of the committee meetings. Mr. Matovina did not become a member of the Board of Directors or the Audit Committee until April 2000, and thus did not attend any of the meetings in 1999.

Executive Officers

     Executive officers of the Company do not have fixed terms but serve at the pleasure of the Board of Directors. In addition to Mr. Noble and Mr. Gerlach, the executive officers of the Company, are:

     Terry A. Reimer (age 54) has served as Executive Vice President of the Company and as a Director, Executive Vice President, Chief Operating Officer and Treasurer of our life subsidiary since November 1996. Mr. Reimer was Executive Vice President, Treasurer and Chief Operating Officer of American Life from September 1988 through November 1996. Mr. Reimer is a certified public accountant and has been involved in the insurance industry for over 30 years.

     Debra J. Richardson (age 43) has served as Senior Vice President and as Secretary of the Company and as a Director, Vice President and Secretary of our life subsidiary since June 1996. Ms. Richardson was employed by Statesman from 1977 through April 1996, serving in various positions including Vice President-Shareholder/Investor Relations and Secretary. Ms. Richardson has been involved in the insurance industry for over 20 years.

     Wendy L. Carlson (age 39) has served as Chief Financial Officer and General Counsel of the Company and as General Counsel of our life subsidiary since June 1999. Before becoming an employee, she served as outside corporate counsel for the Company from its inception in 1995. Ms. Carlson was previously a partner in the firm of Whitfield & Eddy, P.L.C., Des Moines, Iowa, where she practiced law from 1985 until June, 1999. She served as one of the corporate attorneys for Statesman for over 10 years. Ms. Carlson is also a certified public accountant.

Executive Compensation

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's chief executive officer and the Company's highest paid executive officers whose total salary and bonus for 1999 services exceeded $100,000. The amounts shown are aggregate compensation from the Company and its subsidiaries.

                           Summary Compensation Table

                                                                                           Long-Term
                                                                                         Compensation
                                                                                            Awards-
                                                       Annual Compensation                Securities
                                                   -------------------------              Underlying           All Other
Name and Principal Position            Year           Salary         Bonus              Options/SARs(2)     Compensation(3)
---------------------------            ----        ----------       --------            ---------------     --------------
D.J. Noble                             1999        $   60,000       $    -0-                    -0-           $    1,200
   Chairman, President and             1998            60,000            -0-                    -0-                1,200
   Chief Executive Officer             1997            60,000            -0-               400,000                  -0-

James M. Gerlach                       1999           120,000         10,000                  2,750                2,400
   Executive Vice President            1998           120,000          5,000                    -0-                2,400
                                       1997           120,000            -0-                  2,500                1,400

Terry A. Reimer                        1999           120,000         10,000                  2,750                2,400
   Executive Vice President            1998           120,000          5,000                    -0-                2,400
                                       1997           120,000            -0-                  2,500                1,400

     (1) Includes employee tax-deferred contributions to our 401(k) savings plan and the deferred portion of Mr. Gerlach's and Mr. Reimer's compensation for 1997 pursuant to their deferred compensation agreements with us. Mr. Gerlach and Mr. Reimer each elected to defer receipt of $50,000 in 1997. No interest is paid on the amounts deferred. Payment of the amounts deferred will be made in shares of Common Stock valued at $10 per share. The shares will be issued only upon the occurrence of certain trigger events, including death, disability, retirement or action by the board of directors.

     (2) Except for Mr. Noble, all awards were made under our 1996 Incentive Stock Option Plan. The number of securities for Mr. Noble includes warrants to purchase 80,000 shares of Common Stock and options to purchase 320,000 shares of Common Stock.

     In addition to the number of securities listed, Messrs. Noble, Gerlach and Reimer, received management subscription rights to purchase shares of common stock in connection with a rights offering in December 1997. Those executive officers received the right to purchase one share of Common Stock for each share owned and one-half share of Common Stock for each stock option held at the close of business on December 1, 1997. These management subscription rights have an exercise price of $16 per share and may be exercised at any time prior to December 1, 2002. Mr. Noble received 560,000 management subscription rights and Mr. Gerlach and Mr. Reimer each received 38,750 management subscription rights.

     (3) Represents employer contributions to our 401(k) savings plan.

     The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1999 to our chief executive officer and our other highly compensated executive officers

                       Options Granted in Last Fiscal Year

                                                Individual Grants(1)
                         -----------------------------------------------------------------
                          Number of                                                              Potential Realizable
                          Securities        % of Total                                             Value at Assumed
                          Underlying       Options/SARs                                         Annual Rates of Stock
                           Options/        Granted to                                           Price Appreciation for
                            SARs          Employees in       Exercise or     Expiration             Option Term(2)
         Name              Granted         Fiscal Year       Base Price         Date               5%           10%
----------------------  -------------- ------------------- --------------- ---------------      --------     --------
D.J. Noble                   None               -                 -               -                    -           -

James M. Gerlach            2,750             1.3%              22.00         04/30/09           $38,048     $96,421

Terry A. Reimer             2,750             1.3%              22.00         04/30/09            38,048      96,421

     (1) The options granted to Mr. Gerlach and Mr. Reimer were granted on April 30, 1999 and have an exercise price per share equal to the estimated fair value of our Common Stock on the date of grant. The options are all exercisable immediately.

     In addition to the option grants identified above, the terms of 120,000 options first granted to Mr. Noble in 1997 were modified by the Board of Directors. These options were exercisable over a ten-year period at the fair market value of the shares on the exercise date. On March 15, 1999, the Board of Directors modified the options by fixing the exercise price at the estimated fair value of $22.00 per share on that date. The exercise period for these options was not modified.

     (2) As required by the Securities and Exchange Commission, these columns show gains that may exist for the respective options, assuming that the fair value for our Common Stock appreciates from the date of grant of the duration of the options at the annual rates of 5% and 10% respectively. If the price of our Common Stock does not increase above the exercise price at the time of exercise, the value realizable from these options will be zero.

     The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 1999 by our chief executive officer and our other highly compensated executive officers and the fiscal year-end value of the unexercised options.

              Aggregate Option Exercises and Fiscal Year-end Values

                                                                Number of Securities          Value of Unexercised
                                                               Underlying Unexercised             In-The-Money
                            Shares                                  Options/SARs                  Options/SARs
                           Acquired                            at Fiscal Year-End(2)          at Fiscal Year-End(1)
                              on              Value               Exercisable (E)/              Exercisable (E)/
Name                       Exercise        Realized(1)           Unexercisable (U)              Unexercisable (U)
----                       --------        -----------           -----------------              -----------------
D. J. Noble                  None             None               (E) 400,000                     (E) $4,960,000
                                                                 (U) None                        (U) None

James M. Gerlach             None             None               (E) 30,250                      (E) 446,000
                                                                 (U) None                        (U) None

Terry A. Reimer               500            $6,000              (E) 29,250                      (E) 430,000
                                                                 (U) None                        (U) None

     (1) Values equal to the excess of the fair market value of a share of Common Stock on the date of exercise or December 31, 1999 over the exercise price. For purposes of this table, fair market value was deemed to be $26.00 per share, based upon the value determined by the Board of Directors to be the fair market value set as the exercise price for options granted to employees in December, 1999.

     (2) Does not include management subscription rights (see footnote (2) to the Summary Compensation Table). Based upon a deemed fair market value of $26.00 per share of Common Stock, Mr. Noble's 560,000 Management subscription rights had a value of $5,600,000 and Mr. Gerlach's and Mr. Reiemr's 38,750 management subscription rights had a value of $387,500 at fiscal year end.

     Except for the stock options granted to Mr. Noble, all stock options were granted under our 1996 Stock Option Plan. The number of shares for Mr. Noble includes warrants to purchase 80,000 shares of Common Stock and options to purchase 320,000 shares of Common Stock.

Compensation Committee Report

     The Compensation Committee is comprised of three directors who are not employees of the Company. The Compensation Committee makes recommendations to the Board of Directors as to the amount and form of compensation to be paid to Mr. Noble as President and CEO. The Compensation Committee also will be responsible for granting stock options under the 2000 Employee Stock Option Plan, if approved by the stockholders (see Proposal 4 above). The compensation of other executive officers is determined by Mr. Noble.

     Our compensation programs are designed to:

     (i) attract and retain highly qualified and motivated executive officers and employees

     (ii) encourage and reward achievement of our annual and long-term goals

     (iii) encourage executive officers and employees to become shareholders with interests aligned with those of other shareholders

     Our executive compensation program includes base pay, discretionary annual cash bonuses, and long-term incentive opportunities through the use of stock options. Section 162(m) of the Internal Revenue Code limits deductible compensation to $1 million per individual, with the exception of "performance-based compensation." All options granted to our CEO and other executive officers qualify for this exclusion. It is not anticipated that any executive officer will be paid more than $1 million (excluding "performance-based compensation" ) and accordingly, all amounts paid as executive compensation should be deductible for federal income tax purposes.

     Mr. Noble has elected to receive an annual base salary of $60,000 since the formation of the Company in December, 1995, and has received no cash bonuses. In 2000, the Compensation Committee will review Mr. Noble's compensation and make recommendations to the Board of Directors to ensure that Mr. Noble's compensation reflects his leadership, the scope of his responsibilities and the Company's growth and profitability.

                                                COMPENSATION COMMITTEE
                                                A.J. Strickland, III, Chair
                                                Harley A. Whitfield
                                                Robert L. Hilton

Certain Relationships and Related Party Transactions

     General Agency Commission and Servicing Agreement. The Company has a General Agency Commission and Servicing Agreement (the "Agreement) with American Equity Investment Service Company (the "Service Company"), wholly-owned by D. J. Noble, our chairman and chief executive officer, whereby, the Service Company acts as a national supervisory agent with responsibility for paying commissions to agents of the Company. Under the terms of the Agreement, the Service Company agreed to pay a specified portion of the commissions due to our agents on new annuity business written by our life subsidiary, and our life subsidiary agreed to pay renewal and other commissions to the Service Company on this business, principally based upon the account balances of the annuities remaining in force over a specified period. Under the Agreement our life subsidiary is required to comply with certain recurring obligations the breach of which will constitute an event of default. The Agreement is not assignable without the prior written consent of the other party and terminates on June 30, 2005.

     During the years ended December 31, 1999, 1998 and 1997, the Service Company paid $37,722,852, $19,933,480, and $11,470,576 respectively, to agents of our life subsidiary and our life subsidiary paid renewal commissions to the Service Company of $14,566,020, $6,781,288 and $1,360,410, respectively. At
December 31, 1999 and 1998, accounts payable to the Service Company aggregated $10,003,258 and $2,438,600, respectively.

     The Service Company has assigned its rights under the Agreement to a lender as collateral security for a $45 million line of credit made to Mr. Noble as borrower and recontributed by him as a loan to the Service Company. The Agreement has also been assigned as collateral security for a line of credit made to the Company to the extent the borrowings are loaned to the Service Company. . In 1999 the Company agreed to loan to the Service Company up to $50,000,000 pursuant to a promissory note bearing interest at the "reference rate" of the financial institution which is the Company's principal lender. Principal and interest are payable quarterly over five years from the date of the advance. The Company also made loans to the Service Company 1999 from other funds. At December 31, 1999, total amounts advanced to and interest receivable from the Service Company were $18,175,000 and $581,957, respectively.

     Variable Product Alliance. During 1998, our life subsidiary entered into a modified coinsurance agreement to cede 70% of its variable annuity business to Equitrust Life Insurance Company ("Equitrust"). Equitrust is an affiliate of Farm Bureau Life Insurance Company which beneficially owns 33.16% of our Common Stock. Under this agreement and related administrative services agreements, we paid Equitrust $155,908 and $77,954 for the years ended December 31, 1999 and 1998, respectively. The modified coinsurance agreement has an initial term of four years and will continue thereafter until termination by written notice at the election of either party. Any such termination will apply to the submission or acceptance of new policies, and business reinsured under the agreement prior to any such termination is not eligible for recapture before the expiration of 10 years.

Section 16(a) Beneficial Ownership Reporting Compliance.

     Section 16(a) of the Securities Exchange Act generally requires the officers and directors of a reporting company, and persons who own more than ten percent of a registered class of a reporting company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 1999, our officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them.

No Public Market for Shares

     Under Section 14 of the Securities and Exchange Act of 1934 and Regulation S-K promulgated by the Securities and Exchange Commission, we are required to provide a stock performance graph comparing the total return on our shares of Common Stock with certain recognized indexes. However, because there is no public market for our shares, it is not possible to establish a public value for our Common Stock and thus it is not possible to provide a stock performance graph.

                                OTHER INFORMATION

Stockholder Proposals for the 2001 Annual Meeting

     Stockholder proposals to be considered for inclusion in our proxy statement for the annual meeting to be held in 2001, or stockholder proposals to be presented from the floor of the meeting must be submitted in writing to Debra J. Richardson, Senior Vice President and Secretary, 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266.

     A stockholder may present a proposal for inclusion in our proxy statement if such stockholder (i) is a record or beneficial owner of at least one percent or $2,000 in value of shares entitled to be voted at the meeting and has held the shares for at least one year prior to the time the proposal is submitted; and (ii) continues to own the shares through the date of the meeting. Any such proposal must be received by us prior to December 31, 2000.

     In addition, under our Bylaws, a stockholder who desires to present a proposal from the floor of the 2001 annual meeting must submit the proposal between March 22 and April 22, 2001. Any such proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Annual Report on Form 10-K

     Any stockholder who desires to obtain a copy, free of charge, of our Annual Report on Form 10-K for the year ended December, 31, 1999 (including our audited financial statements and financial statement schedules) as filed with the Securities and Exchange Commission, may contact Debra J. Richardson, Senior Vice President and Secretary, at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266 (515-888-1234, ext. 1704).

Annual Report to Stockholders

     On April 4, 2000, we mailed our 1999 Annual Report to all stockholders of record on that date. We will mail our 1999 Annual Report together with this Proxy Statement to any persons who became new shareholders after April 4, 2000 but prior to April 21, 2000, the record date for the 2000 Annual Meeting.

                                   APPENDIX A

                           Text of Proposed Amendment
                                     to the
                            Articles of Incorporation

                          Classified Board of Directors

     RESOLVED, That the Corporation's Articles of Incorporation shall be amended by adding new Article VI thereto, which shall state as follows:

                                   ARTICLE VI

     The directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The initial division of the board of directors into classes shall be made by the decision of the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's capital stock entitled to vote thereon at the Annual Meeting of the stockholders in 2000. The term of the initial Class I directors shall terminate on the date of the 2001 Annual Meeting; the term of the initial Class II directors shall terminate on the date of the 2002 Annual Meeting; and the term of the initial Class III directors shall terminate on the date of the 2003 Annual Meeting. At each succeeding Annual Meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                                   APPENDIX B

                           Text of Proposed Amendment
                                     to the
                            Articles of Incorporation

          Increase the Number of Authorized Common Shares to 75,000,000


     RESOLVED, That Article IV of the Corporation's Articles of Incorporation be amended by deleting in its entirety the first sentence thereof, which now states:

                                   -Deletion-

     The total number of shares that may be issued by this Corporation is 27,000,000 shares, of which 2,000,000 shares of the par value of $1 per share, shall be designated Series Preferred Stock and 25,000,000 shares of the of the par value of $1 per share shall be designated Common Stock.

and inserting in lieu thereof the following:

                                   -Insertion-

     The total number of shares that may be issued by this Corporation is 77,000,000 shares, of which 2,000,000 shares of the par value of $1 per share, shall be designated Series Preferred Stock and 75,000,000 shares of the of the par value of $1 per share shall be designated Common Stock.

                                   APPENDIX C

                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
                         2000 EMPLOYEE STOCK OPTION PLAN

     WHEREAS, the Board of Directors of American Equity Investment Life Holding Company (the "Company") deem it in the best interest of the Company that certain employees and officers of the Company and its affiliates be given an opportunity to acquire an interest in the operation and growth of the Company as a means of assuring their maximum effort and continued association with the Company; and

     WHEREAS, the Board believes that the Company can best obtain these and other benefits by granting incentive or non-qualified stock options to employees and officers designated from time to time, pursuant to this Plan;

     NOW, THEREFORE, the Board does hereby adopt this 2000 Employee Stock Option Plan, subject to approval, within twelve (12) months of the date of adoption, by at least a majority of the shares voting at a stockholder's meeting, and subject to any necessary authorizations from any governmental authority.

                                    ARTICLE I
                                   Definitions
                                   -----------

     Except where the context otherwise indicates, the following definitions apply:

          1.1. "Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

          1.2. "Agreement" means a written agreement granting an Option that is executed by the Company and the Optionee.

          1.3. "Board" means the Board of Directors of the Company.

          1.4. "Code" means the Internal Revenue Code of 1986, as amended.

          1.5. "Committee" means the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the Committee.

          1.6. "Common Stock" means the common stock, par value $1.00 per share of the Company.

          1.7. "Company" means American Equity Investment Life Holding Company, an Iowa corporation.

          1.8. "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option and payment of the exercise price in accordance with the terms of Article VII hereof.

          1.9. "Date of Grant" means the date on which an Option is granted under the Plan.

          1.10. "Director" means a member of the Board of Directors of the Company or any Affiliate.

          1.11 "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

          1.12. "Eligible Individual" means any Employee or Director or who is also an Employee. Persons who are Directors of the Company who are not also Employees shall not be Eligible Individuals.

          1.13. "Employee" means any employee of the Company or an Affiliate or any person who has been hired to be an employee of the Company or an Affiliate.

          1.14. "Fair Market Value" means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

          1.15. "Incentive Stock Option" means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

          1.16. "Non-qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

          1.17. "Option" means an option to purchase Shares granted under the Plan.

          1.18. "Option Period" means the period during which an Option may be exercised.

          1.19. "Option Price" means the price per Share at which an Option may be exercised, provided, however, that the Option Price shall not be less than the Fair Market Value of a Share as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Optionee who is a Ten-percent Stockholder, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Article IX hereof, subject to Section 6.3 hereof.

          1.20. "Optionee" means an Eligible Individual to whom an Option has been granted.

          1.21. "Plan" means the American Equity Investment Life Holding Company 2000 Employee Stock Option Plan.

          1.22. "Share" means a share of Common Stock.

          1.23. "Ten-percent Stockholder" means, in accordance with the rules of
     Section 424(d) of the Code, a person owning stock with more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

                                   ARTICLE II
                                    Purpose
                                    -------

          The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

                                   ARTICLE III
                                 Administration
                                 --------------

     The Committee shall administer the Plan and shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the terms (which terms need not be identical) of all Options including, but not limited to, which Eligible Individuals shall be granted Options, the time or times at which Options are granted, the Option Price, the number of Shares subject to an Option, whether an Option shall be an Incentive Stock Option or a Non-qualified Stock Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which Options may be exercised and any other restrictions on Options. In making these determinations, the Committee may take into account the nature of the services rendered by the Optionees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Committee on the matters referred to in this Article III shall be binding and final.

                                   ARTICLE IV
                                   Eligibility
                                   -----------

     Options may be granted only to Eligible Individuals and only Employees shall be eligible to receive Incentive Stock Options.

                                    ARTICLE V
                            Stock Subject to the Plan
                            -------------------------

          5.1. Number of Shares Reserved. Subject to adjustment as provided in
     Article IX hereof, the maximum number of Shares that may be issued under the Plan is 600,000 Shares (to be adjusted to 1,800,000 Shares if the Board authorizes a three-for-one stock split at its May 5, 2000 meeting).

          5.2. Terminated Options Available for Grant. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

                                   ARTICLE VI
                                     Options
                                     -------

          6.1. Designation of Options as Incentive or Non-qualified. Options granted under the Plan shall be either Incentive Stock Options or Non-qualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or a Non-qualified Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. In the event the Committee shall fail to identify any Option granted as an Incentive Stock Option or Non-qualified Stock Option, such Option shall be a Non-qualified Stock Option. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article VI hereof and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All Incentive Stock Options shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

          6.2. Option Period. The Option Period for Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that (a) an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant; and
     (b) in the case of the termination of employment of an Optionee, or the death or disability of an Optionee, the Option Period shall be as follow:

          (i) Termination of Employment. Upon termination of an Optionee's employment with the Company, or the relevant Affiliate, his or her Option privileges, shall be limited to the shares purchasable by him or her as of the date that his or her employment was terminated, and such Option privileges shall expire sixty (60) days from the date that his or her employment was terminated. Nothing contained herein shall be construed to extend the ultimate term of the Option beyond the period of time as set out above.

          (ii) Disability or Death of Optionee. If an Optionee's employment with the Company is terminated because of his death or disability, his Option privileges shall expire unless exercised within one (1) year after the date that his employment was terminated. In the event of the death of the Optionee, his Options may be exercised by the Optionee's designated beneficiary. Nothing contained herein shall be construed to extend the ultimate term of the Option beyond the period of time as set out above.

          6.3. No Reissuance at Reduced Price. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event as described in Article IX hereof.

          6.4 Maximum Options per Employee. The maximum number of Options which may be granted to any Eligible Individual in any one fiscal year is 75,000
(subject to adjustment for a stock split, stock dividend or similar event as described in Article IX hereof).

                                   ARTICLE VII
                               Exercise of Options
                               -------------------

          7.1. Notice of Exercise. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

          7.2. Payment of Exercise Price. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners:

          (i) By delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise;

          (ii) By delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company; or

         (iii) By delivery of a promissory note as provided in Section 7.3 hereof.

          7.3. Payment by Promissory Note. To the extent provided in an Option Agreement and permitted by applicable law, the Committee may accept as payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.3 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option and shall bear interest at a rate fixed by the Committee.

          7.4 Minimum Exercise. No Option may be exercised for less than fifty
     (50) shares.

          7.5 Minimum Vesting Period. In the absence of a specified vesting schedule established by the Committee and set forth in the applicable agreement evidencing the grant of any options, all options will vest six months after the date of grant. Should the employment of any Optionee be terminated for any reason (except death or disability) with or without cause, prior to the expiration of six months or the vesting schedule established by the Committee, which ever is the later, the Optionee will forfeit all options not fully vested on the effective date of such termination.

          7.6 Acceleration of Vesting. If an Option contains a vesting schedule or has not become totally exercisable as of the date of any of the following events, such vesting schedule may be accelerated, and/or any other restrictions to exercise may be removed upon delivery to the Committee of a written election of such acceleration by the Optionee (or the designated beneficiary of a deceased Optionee):

          (i)  The death of the Optionee;

          (ii) The Disability of the Optionee;

         (iii) A "change of control" as hereinafter defined.

          7.7 Change of Control. For purposes of this Plan, a "change in control" shall be deemed to have occurred on such date if:

          (i) Any person, organization or association of persons or organizations acting in concert, excluding Affiliates of the Company itself, shall acquire more than twenty percent (20%) of the outstanding voting stock of the Company in whole or in part by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of any one or more classes of the voting securities of the Company to acquire such shares for cash, other property or a combination thereof; or

          (ii) Any person, organization or association of persons or organizations acting in concert shall succeed in electing two or more directors in any one election in opposition to those proposed by management; or

         (iii) The Company transfers all or substantially all of its operating properties and assets to another person, organization or association of persons or organizations, excluding Affiliates of the Company itself; or

          (iv) The Company shall consolidate with or merge into any person, firm or corporation unless the Company or an Affiliate shall be the continuing corporation or the successor corporation;

                                  ARTICLE VIII
                            Restrictions on Transfer
                            ------------------------

     Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as are in effect among the stockholders of the Company at the time such Shares are acquired or (ii) as the Committee shall deem appropriate or as are required by applicable law.

                                   ARTICLE IX
                               Capital Adjustments
                               -------------------

     In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Price of outstanding Options, and (iii) the aggregate number and class of Shares that may be issued under the Plan.

                                    ARTICLE X
                            Termination or Amendment
                            ------------------------

     The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Company's stockholders to the extent stockholder approval is required by applicable law or regulations and (ii) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted nor any Shares issued under the Plan during any suspension or after termination of the Plan.

                                   ARTICLE XI
       Modification, Extension and Renewal of Options; Substituted Options
       -------------------------------------------------------------------

     Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to
Section 6.3 hereof, any such substituted Options may specify a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee's rights or obligations under such Option. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

                                   ARTICLE XII
                            Effectiveness of the Plan
                            -------------------------

     The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board. Options may be granted prior to stockholder approval of the Plan, and the date on which any such Option is granted shall be the Date of Grant for all purposes provided that
(a) each such Option shall be subject to stockholder approval of the Plan, (b) no Option may be exercised prior to such stockholder approval, and (c) any such Option shall be void ab initio if such stockholder approval is not obtained.

                                  ARTICLE XIII
                                   Withholding
                                   -----------

     The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (iii) delivering to the Company already owned and unencumbered Shares.

                                   ARTICLE XIV
                                Term of the Plan
                                ----------------

     Unless sooner terminated by the Board pursuant to Article X hereof, the Plan shall terminate on June 30, 2010, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

                                   ARTICLE XV
                          Indemnification of Committee
                          ----------------------------

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

                                   ARTICLE XVI
                               General Provisions
                               ------------------

          16.1. No Other Rights Conferred. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

          16.2. No Employment Contract. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

          16.3. No Limitation on Other Stock Option, Etc. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

          16.4. Plan Interest Not Subject to Creditor Claims. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

          16.5. Applicable Laws. The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

          16.6. Representations Regarding Investment Intent; Restrictive Legends. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Iowa Business Corporation Law.

          16.7. Regulatory Approvals. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

                                   APPENDIX D

                 AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
                         2000 DIRECTOR STOCK OPTION PLAN

     WHEREAS, the Board of Directors of American Equity Investment Life Holding Company (the "Company") deem it in the best interest of the Company that persons who serve on the Board of Directors of the Company but who are not employees of the Company be given an opportunity to acquire an interest in the operation and growth of the Company as a means of assuring their maximum effort and continued association with the Company; and

     WHEREAS, the Board has determined to grant certain directors of the Company compensation in the form of non-qualified stock options pursuant to this Plan;

     NOW, THEREFORE, the Board does hereby adopt this 2000 Director Stock Option Plan, subject to approval, within twelve (12) months of the date of adoption, by at least a majority of the shares voting at a stockholder's meeting, and subject to any necessary authorizations from any governmental authority.

                                    ARTICLE I
                                   Definitions
                                   -----------

     Except where the context otherwise indicates, the following definitions apply:

          1.1 " Affiliate" means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting the Company for employer corporation), including parents or subsidiaries of the Company which become such after adoption of the Plan.

          1.2 "Agreement" means a written agreement granting an Option that is executed by the Company and the Optionee.

          1.3 "Board" means the Board of Directors of the Company.

          1.4 "Code" means the Internal Revenue Code of 1986, as amended.

          1.5 " Committee" means the Board.

          1.6 "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

          1.7 "Company" means American Equity Investment Life Holding Company, an Iowa corporation.

          1.8 "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option and payment of the exercise price in accordance with the terms of Article VII.

          1.9 "Date of Grant" means the date on which an Option is granted under the Plan.

          1.10 "Director" means a member of the Board of Directors of the Company.

          1.11 "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

          1.12 "Eligible Individual means any Director of the Company who is not also an Employee and has not been an Employee at any time during the two-year period preceding the date on which an Option is granted to such Director.

          1.13 "Employee" means any employee of the Company or an Affiliate or any person who has been hired to be an employee of the Company or an Affiliate.

          1.14 "Fair Market Value" means the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

          1.15 "Non-qualified Stock Option" means an Option granted under the Plan that does not qualify as an incentive stock option under Section 422 of the Code.

          1.16 "Option" means an option to purchase Shares granted under the Plan.

          1.17 "Option Period" means the period during which an Option may be exercised.

          1.18 "Option Price" means the price per Share at which an Option may be exercised; provided, however, the Option Price shall be not less than the Fair Market Value of a Share as of the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in
     Article IX hereof, subject to Section 6.3 hereof.

          1.19 "Optionee" means an Eligible Individual to whom an Option has been granted.

          1.20 "Plan" means the American Equity Investment Life Holding Company 2000 Director Stock Option Plan.

          1.21 "Share" means a share of Common Stock.

                                   ARTICLE II
                                     Purpose
                                     -------

     The Plan is intended to assist the Company in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

                                   ARTICLE III
                                 Administration
                                 --------------

     The Committee shall administer the Plan and shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the terms (which terms need not be identical) of all Options including, but not limited to, which Eligible Individuals shall be granted Options, the time or times at which Options are granted, the Option Price, the number of Shares subject to an Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which Options may be exercised and other restrictions on Options. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Committee on the matters referred to in this
Article III shall be binding and final.

                                   ARTICLE IV
                                   Eligibility
                                   -----------

     Options may be granted only to Eligible Individuals.

                                    ARTICLE V
                           Stock Subject to the Plan.
                           --------------------------

          5.1 Number of Shares Reserved. Subject to adjustment provided in
     Article IX hereof, the maximum number of Shares that may be issued under the Plan is 75,000 Shares (to be adjusted to 225,000 shares if the Board authorizes a three-for-one stock split at its May 5, 2000 meeting).

          5.2 Terminated Options Available for Grant. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

                                   ARTICLE VI
                                     Options
                                     -------

          6.1 Non-qualified Stock Options. All Options granted under the Plan shall be Non-qualified Stock Options. Each Option granted under the Plan shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article VI hereof and such other terms and conditions not inconsistent with the Plan as the Committee may specify.

          6.2 Option Period. The Option Period for Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that (a) an Option shall not be exercisable after ten years from its Date of Grant; and (b) in the case of the termination as Director of an Optionee, or the death or disability of an Optionee, the Option Period shall be as follows:

          (i) Termination as Director. Upon termination of an Optionee's service as a Director of the Company, his or her Option privileges, shall be limited to the shares purchasable by him or her as of the date that his or her directorship was terminated, and such Option privileges shall expire sixty (60) days from the date that his or her directorship was terminated. Nothing contained herein shall be construed to extend the ultimate term of the Option beyond the period of time as set out above.

          (ii) Disability or Death of Optionee. If an Optionee's directorship is terminated because of his death or disability, his Option privileges shall expire unless exercised within one (1) year after the date that his directorship was terminated. In the event of the death of the Optionee, his Options may be exercised by the Optionee's designated beneficiary. Nothing contained herein shall be construed to extend the ultimate term of the Option beyond the period of time as set out above.

          6.3 No Reissuance at Reduced Price. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event as described in Article IX hereof.

          6.4 Maximum Options per Director. The maximum number of Options which may be granted to any Eligible Individual in any one fiscal year is 3,500
(subject to adjustment to reflect the effect of a stock split, stock dividend or similar event as described in Article IX hereof).

                                   ARTICLE VII
                               Exercise of Options
                               -------------------

          7.1 Notice of Exercise. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

          7.2 Payment of Exercise Price Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners:

          (i) By delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise; or

          (ii) By delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company.

          7.3 Minimum Exercise. No Option may be exercised for less than fifty
     (50) shares.

          7.4 Minimum Vesting Period. In the absence of a specified vesting schedule established by the Committee and set forth in the applicable agreement evidencing the grant of any options, all options will vest six months after the date of grant. Should the directorship of any Optionee be terminated for any reason (except death or disability) with or without cause, prior to the expiration of six months or the vesting schedule established by the Committee, which ever is the later, the Optionee will forfeit all options not fully vested on the effective date of such termination.

          7.5 Minimum Vesting Period. In the absence of a specified vesting schedule established by the Committee and set forth in the applicable agreement evidencing the grant of any options, all options will vest one year after the date of grant. Should the Optionee cease to serve as a Director of the Company for any reason (except death or disability) with or without cause, prior to the expiration of one year or the vesting schedule established by the Committee, which ever is the later, the Optionee will forfeit all options not fully vested on the effective date of such termination.

          7.5 Acceleration of Vesting. If an Option contains a vesting schedule or has not become totally exercisable as of the date of any of the following events, such vesting schedule may be accelerated, and/or any other restrictions to exercise may be removed upon delivery to the Committee of a written election of such acceleration by the Optionee (or the designated beneficiary of a deceased Optionee):

          (i)  The death of the Optionee;

          (ii) The Disability of the Optionee;

         (iii) A "change of control" as hereinafter defined.

          7.6 Change of Control. For purposes of this Plan, a "change in control" shall be deemed to have occurred on such date if:

          (i) Any person, organization or association of persons or organizations acting in concert, excluding Affiliates of the Company itself, shall acquire more than twenty percent (20%) of the outstanding voting stock of the Company in whole or in part by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of any one or more classes of the voting securities of the Company to acquire such shares for cash, other property or a combination thereof; or

          (ii) Any person, organization or association of persons or organizations acting in concert shall succeed in electing two or more directors in any one election in opposition to those proposed by management; or

         (iii) The Company transfers all or substantially all of its operating properties and assets to another person, organization or association of persons or organizations, excluding affiliates of the Company itself; or

          (iv) The Company shall consolidate with or merge into any person, firm or corporation unless the Company or Affiliate shall be the continuing corporation or the successor corporation;

                                  ARTICLE VIII
                            Restrictions on Transfer
                            ------------------------

     Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as are in effect among the stockholders of the Company at the time such Shares are acquired or (ii) as the Committee shall deem appropriate or as are required by applicable law.

                                   ARTICLE IX
                               Capital Adjustments
                               -------------------

     In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Price of outstanding Options, and (iii) the aggregate number and class of Shares that may be issued under the Plan.

                                    ARTICLE X
                            Termination or Amendment
                            ------------------------

     The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (i) the Company's stockholders to the extent stockholder approval is required by applicable law or regulations and (ii) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted nor any Shares issued under the Plan during any suspension or after termination of the Plan.

                                   ARTICLE XI
       Modification, Extension and Renewal of Options; Substituted Options
       -------------------------------------------------------------------

     Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to
Section 6.3 hereof, any such substituted Options may specify a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee's rights or obligations under such Option.

                                   ARTICLE XII
                            Effectiveness of the Plan
                            -------------------------

     The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board.

                                  ARTICLE XIII
                                   Withholding
                                   -----------

     The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (iii) delivering to the Company already owned and unencumbered Shares.

                                   ARTICLE XIV
                                Term of the Plan
                                ----------------

     Unless sooner terminated by the Board pursuant to Article X hereof, the Plan shall terminate on June 30, 2010, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

                                   ARTICLE XV
                          Indemnification of Committee
                          ----------------------------

     In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

                                   ARTICLE XVI
                               General Provisions
                               ------------------

          16.1 No Other Rights Conferred. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

          16.2 No Contract Rights. The Plan does not constitute inducement or consideration for the service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company.

          16.3 No Limitation on Other Stock Option, Etc. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval of the same.

          16.4 Plan Interest Not Subject to Creditor Claims. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

          16.5 Applicable Law. The Plan shall be governed, construed and administered in accordance with the laws of the State of Iowa.

          16.6 Representations Regarding Investment Intent; Restrictive Legends. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Iowa Business Corporation Act.

          16.7 Regulatory Approvals. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

                                   APPENDIX E
                               Form of Proxy Card

                                    P R O X Y
[Name an  address                                          [Number of Shares
of Stockholder]                                            owned by Stockholder]

This proxy when properly executed will be voted in the manner you direct below. If you sign this Proxy but provide no directions as to how to vote your shares for one or more of the proposals, then we will cast your votes under this proxy FOR such proposal (s).

Please vote by marking the appropriate boxes below:

1. To amend the Company's Articles of Incorporation to create a classified Board of Directors with staggered three-year terms.

       o FOR                   o AGAINST                  o ABSTAIN

2. To elect D.J. Noble, John C. Anderson, James M. Gerlach, Robert L. Hilton, John M. Matovina, Ben T. Morris, David S. Mulcahy, A.J. Strickland III and Harley A. Whitfield, as Directors .

       o FOR all nominees                      o AGAINST all nominees

       o AGAINST the following nominee(s) ______________________________________

3. To amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 75,000,000.

       o FOR                   o AGAINST                  o ABSTAIN

4.   To approve the 2000 Employee Stock Option Plan.

       o FOR                   o AGAINST                  o ABSTAIN

5.   To approve the 2000 Director Stock Option Plan.

       o FOR                   o AGAINST                  o ABSTAIN

6. To ratify the appointment of Ernst & Young, LLP as the Company's independent auditors for 2000.

       o FOR                   o AGAINST                  o ABSTAIN


To transact such other business as may properly come before the meeting.

                                                     The undersigned hereby
                                                     acknowledges receipt of the
                                                     Notice of Annual Meeting of
                                                     Stockholders and the Proxy
                                                     Statement in connection
                                                     with that meeting.

Dated: ______________, 2000

                                        ----------------------------------------

                                        ----------------------------------------
                                                 SIGNATURE OF STOCKHOLDER(S)

     PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY N THE ENCLOSED ENVELOPE OR
                              FAX TO (515)-221-9989